Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Yixiang Zhang, the Chief Executive Officer of CHINA SHESAYS MEDICAL COSMETOLOGY, INC. (the "Company"), do hereby certify that:

1. The Company’s quarterly report on Form 10-Q for the fiscal quarter ended on June 30, 2011 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company. IN WITNESS WHEREOF, each of the undersigned has executed this statement this 19th day of August, 2011.

/s/ Yixiang Zhang
Yixiang Zhang
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to China SHESAYS Medical Cosmetology, Inc. and will be retained by China SHESAYS Medical Cosmetology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.